News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Media:
Gianna Sabella
(609) 936-2389
gianna.sabella@integralife.com

Integra LifeSciences Announces The Filing Of The Form 10 Registration Statement For The Planned Spin-off of The Orthobiologics and Spinal Fusion Hardware Business, SeaSpine

Plainsboro, New Jersey / April 1, 2015 – Integra LifeSciences Holdings Corporation (NASDAQ: IART - news) today announced the filing of an initial Form 10 Registration Statement with the Securities and Exchange Commission (“SEC”) in connection with its previously announced plan to spin off SeaSpine Holdings Corporation. SeaSpine, a global medical technology company focused on surgical solutions for the treatment of spinal disorders, has a comprehensive portfolio of orthobiologics and spinal fusion hardware. SeaSpine will be headquartered in Vista, California, near San Diego.

Peter Arduini, Integra’s President and Chief Executive Officer, said, “We believe that an independent SeaSpine will focus its investments on research and development and sales and marketing to drive faster growth. Similarly, the separation will result in faster growth for the remaining Integra businesses, Specialty Surgical Solutions and Orthopedics and Tissue Technologies.”

”The SeaSpine team is energized about the opportunity to operate as a separate, publicly traded company,” said Kirt Stephenson, future Chairman of SeaSpine’s Board of Directors. “The prospects of returning SeaSpine to a growth trajectory are compelling. We are in the final stages of recruiting a strong leader to be the Chief Executive Officer, and we have an experienced management team in place. SeaSpine will embark as an independent company with a leading orthobiologics portfolio, a broad spinal fusion hardware portfolio, and a pipeline of differentiated hardware products.”

The Form 10 filing provides important information about the transaction and SeaSpine’s operations, including an overview of the business and SeaSpine’s competitive strengths, strategies, risk factors and historical financial statements. The financial statements include the allocation of certain expenses that have historically been held at the Integra corporate level, but which are specifically identified or allocated to SeaSpine. As such, the historical financial results may not reflect what SeaSpine’s financial performance would have been, had it been a separate, independent company during the periods presented.

“We are excited to take this next step toward completing the spin-off of the spine business,” said Glenn Coleman, Integra’s Chief Financial Officer. “Once the planned spin-off is completed, which we expect to occur in the second half of this year, SeaSpine is expected to trade on the NASDAQ Global Market.”

The spin-off is expected to take the form of a distribution of publicly traded stock in SeaSpine, that is tax-free to Integra shareholders, except for cash received in-lieu of fractional shares, with the distribution ratio to be determined closer to the separation. Subsequent amendments to the Form 10 are expected to be filed in conjunction with the SEC review. The spin-off is expected to be completed in the second half of 2015, subject to certain customary conditions, including declaration by the SEC of the effectiveness of the Form 10, confirmation of the tax-free nature of the transaction, and final approval of the spin-off by Integra’s Board of Directors. A copy of the Form 10 can be accessed from the SEC’s website at www.sec.gov or from http://investor.integralife.com/seaspine.cfm

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies, and spine hardware and orthobiologics. For more information, please visit www.integralife.com

Certain matters contained in this news release concerning the potential spinoff of the orthobiologics and spinal fusion hardware business, the anticipated timing of the spin-off, the tax-free treatment of the transaction, the anticipated management of the business to be spun-off, the anticipated net sales and market positions, and the outlook for orthobiologics and spinal fusion hardware business as a separate business constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors, such as each company's ability to respond to the changes in its end markets that could affect demand for the company's products; the ability to achieve anticipated growth rates, margins and scale and to execute on our strategy generally; unanticipated changes in business relationships with customers or their purchases from each company; weakness in global or regional economic conditions and financial markets; the ability to achieve satisfactory operating results in the integration of acquired companies; uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur; uncertainties related to each company's ability to realize the anticipated benefits of the spin-off, including new focus and anticipated growth; the inability to realize the benefits of a simplified structure; the inability to establish or maintain certain business relationships between both companies; disruptions to operations as a result of effecting the spin-off; demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; additional indications and therapeutic applications for medical products, biologics, and medical devices; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the availability of acceptable raw materials and component supply; the ability to enforce company patents; and foreign currency fluctuations, that could delay or negatively impact the proposed transaction or the orthobiologics and spinal fusion hardware business, see Item 1A of the Integra’s Annual Report on Form 10K for the year ended December 31, 2014 entitled "Risk Factors" And the “Risk Factors” section of SeaSpine’s Form 10 Registration Statement.